Exhibit 10.4

LANDLORD CONSENT TO SUBLEASE

THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of the 28th day of October, 2004, by and among CA-POINT WEST LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), GILBERT J. MAMLGREN INC., a California corporation (“Sublandlord”), and DIGITAL MUSICWORKS INTERNATIONAL, INC., a California corporation (“Subtenant”).

RECITALS:

A.	Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership), as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated March 16, 1999, as amended by that certain First Amendment to Lease dated November 18, 1999, that certain Amendment Number Two dated June 1, 2000, and that certain Third Amendment to Lease dated August 7, 2000 (collectively, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 3,278 rentable square feet (the “Premises”) described as Suite No. 210 on the second floor of the building located at 1545 River Park Drive (the “Building”).

B.	Sublandlord and Subtenant have entered into that certain sublease agreement dated October 28, 2004 attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant all of the Premises.

C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.	Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.	Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

4.	No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.	Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $750.00 in consideration for

Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement.

6.	No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7.	Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Base Rent, are incorporated into the Sublease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect; provided, however, that in no event shall Subtenant use the Premises, or any portion of the Premises, to operate a finance or accounting temporary employment agency. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

8.	Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.

9.	Attornment. If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supercede any contrary provisions in the Sublease.

10.

Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of

Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

11.	Excess Rent. If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. As used herein, the “excess rent” shall be deemed to mean any payments from Subtenant under the Sublease which exceed the payments payable by Sublandlord to Landlord under the Lease for the Sublet Premises. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.	Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: ; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.

13.	Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.	Counterparts. This Consent Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:

CA-POINT WEST LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner

	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non- member manager

		By:	/s/ Mark Geisreiter
		Name:	Mark Geisreiter
		Title:	Senior Vice President

SUBLANDLORD:

GILBERT J. MAMLGREN INC., a California corporation

By:	/s/ Illegible
Name:
Title:	President

By:
Name:
Title:

SUBTENANT:

DIGITAL MUSICWORKS INTERNATIONAL, INC., a California corporation

By:	/s/ Mitchell Koulouris
Name:	Mitchell Koulouris
Title:	CEO

By:
Name:
Title:

EXHIBIT A

SUBLEASE AGREEMENT

SUBLEASE

1.	PARTIES

This Sublease is entered into as of the 28th of October, 2004 by and between Gilbert J. Malmgren, Inc., a California Corporation, Sublessor and, Digital Musicworks International, Inc., a California Corporation (DMI), Sublessee, as a Sublease under the Lease dated March 16, 1999, entered into by CA-Point West Limited Partnership, a Delaware Limited Partnership, as Lessor, and Sublessor under this Lease, as Lessee. A copy of said Lease is attached hereto, identified as Exhibit A, and incorporated herein by reference.

2.	PROVISIONS CONSTITUTING SUBLEASE

(a) This Sublease is subject to all of the terms and conditions of the Lease in Exhibit A, except as specifically exempted herein and Sublessee shall assume and perform the obligations of Sublessor as Lessee in said Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the Lease. In the event of the termination of Sublessor’s interest as Lessee under the Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

(b) All of the terms and conditions contained in the Lease in Exhibit A, are incorporated herein except for paragraphs herein, as terms and conditions of this Sublease (with reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3.	PREMISES

Sublessor leases to Sublessee and Sublessee hires from said Sublessor the following described premises situated in the City of Sacramento, County of Sacramento, State of California, more commonly known as 1545 River Park Drive, #210.

4.	WARRANTY BY SUBLESSOR

Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.	TERM

5.1 Term. The term of this Sublease shall be for a period commencing November 1, 2004 and ending on October 31, 2005, unless sooner terminated pursuant to any provision hereof.

5.2 Delay in Commencement. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this lease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within ninety (90) days from said commencement date, Sublessee may, at Sublessee’s option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease. If this Lease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

5.3 Early Possession. In the event that Sublessor shall permit Sublessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Sublease. Said early possession shall not advance the termination date of this Sublease.

6.	RENT

Sublessee shall pay to Sublessor as rent for the Premises equal monthly installments of Five Thousand Five Hundred Seventy Three and 00/100ths ($5,573.00) Dollars, in advance, on the first day of each month of the term hereof, Sublessee shall pay Sublessor upon the execution hereof the sum of Five Thousand Five Hundred Seventy Three and 00/100ths ($5,573.00) Dollars as rent for November 1, 2004 – October 31, 2005. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable without notice or demand and without any deduction, offset, or abatement in lawful money of the United States of America to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

7.	SECURITY DEPOSIT

Sublessee shall deposit with Sublessor upon execution hereof the sum Five Thousand Five Hundred Seventy Three and 00/100ths ($5,573.00) Dollars as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of

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Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee’s failure to do so shall be a breach of this Sublease, and Sublessor may at his option terminate this Sublease. Sublessor shall note be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee’s obligations hereunder, said deposit or so much thereof as had not heretofore been applied by Sublessor shall be returned without payment of interest for its use, to Sublessee (or, at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) within ten (10) days after the expiration of the term hereof, or after Sublessee has vacated the Premises, whichever is later.

8.	USE

The Premises shall be used and occupied only for General Office Use, provided, however, that in no event shall Sublessee use the premises, or any portion of the premises, to operate a finance or accounting temporary employment agency.

9.	Operating Expenses

Sublessor shall remain responsible for all operating expense pass-throughs.

10.	Sublessee Improvements

Sublessee shall take the premises in its “AS-IS” condition. Sublessor will professionally steam clean carpets before commencement date.

11.	ASSIGNMENT AND SUBLETTING

Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

12.	COMMISSION

Upon execution of this Sublease, Sublessor shall pay Grubb & Ellis a real estate commission in the amount of One Thousand Two Hundred Twenty and 93/100ths ($1,220.93) Dollars.

13.	AGENCY DISCLOSURE

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: COLLIERS INTERNATIONAL, who represents Malmgren Group, and Grubb & Ellis, who represents Digital Musicworks International. In the event that COLLIERS INTERNATIONAL represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

SUBLESSOR Malmgren Group

Address	1545 River Park Drive, #210	By:	/s/ Illegible
Sacramento, CA 95815

SUBLESSEE Digital Musicworks International

Address	5105 Florin Perkins	By	/s/ Mitchell Koulouris
Sacramento, CA 95826

Consult your Attorney - This document has been prepared for submission to your attorney for his approval. No representation or recommendation is made by Colliers International or its agents or employees as to the legal sufficiency or legal effect of this document. These are questions for your attorney.

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